QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	April 30, 2001

WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California
92110
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (619) 275-1400

No Changes to name or address.
(Former name or former address, if changed since last report)

AMENDMENT TO CURRENT REPORT

    The registrant's Current Report on Form 8-K, filed on May 11, 2001 to report on the registrant's acquisition on April 30, 2001 of the business, worldwide brand trademarks, patents and other tangible and intangible assets known as Global Household Brands through the acquisition, as of April 27, 2001, of the entire capital stock of HPD Holdings Corp., a Delaware corporation, and its wholly owned subsidiary, HPD Laboratories, Inc., a Delaware corporation, is amended to provide financial statements and pro forma financial information required by Item 7 of the report. There are no other changes to the report as filed.

ITEM 7.  Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

    Report of Independent Accountants

    HPD Holdings Corp. Consolidated Balance Sheets at March 30, 2001 and March 31, 2000

    HPD Holdings Corp. Consolidated Statements of Operations for the years ended March 30, 2001, March 31, 2000 and for the period from April 17, 1998 (Inception) to April 2, 1999.

    HPD Holdings Corp. Consolidated Statements of Shareholders' Deficit for the years ended April 2, 1999, March 31, 2000 and March 30, 2001.

    HPD Holdings Corp. Consolidated Statements of Cash Flows for the years ended March 30, 2001, March 31, 2000 and for the period from April 17, 1998 (Inception) to April 2, 1999.

    HPD Holdings Corp. Notes to the Consolidated Financial Statements

  (b)
  Pro forma financial information

    Introduction to Pro Forma Financial Statements

    Pro Forma Combined Statement of Income (Unaudited) for the year ended August 31, 2000

    Pro Forma Combined Statement of Income (Unaudited) for the nine months ended May 31, 2001

  (c)
  Exhibits.

Exhibit #	Description
23.1	Consent of Independent Accountants-PricewaterhouseCoopers LLP
23.2	Consent of Independent Accountants-Ernst & Young LLP

1

SIGNATURES:

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 COMPANY (Registrant)
/s/ MICHAEL J. IRWIN
Michael J. Irwin Chief Financial Officer (Principal Financial Officer)

Date: July 11, 2001

Report of Independent Accountants

To the Stockholders of HPD Holdings Corp.

    In our opinion, the accompanying consolidated balance sheet as of March 30, 2001 and the related consolidated statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the financial position of HPD Holdings Corp. and subsidiary (the "Company") at March 30, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Florham Park, NJ
June 21, 2001

Report of Independent Auditors

Board of Directors
HPD Holdings Corp.

    We have audited the accompanying consolidated balance sheet of HPD Holdings Corp. and subsidiary (the "Company") as of March 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended March 31, 2000 and the period from April 17, 1998 (inception) to April 2, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HPD Holdings Corp. and subsidiary at March 31, 2000 and the consolidated results of their operations and their cash flows for the year ended March 31, 2000 and the period from April 17, 1998 (inception) to April 2, 1999 in conformity with accounting principles generally accepted in the United States.

                      Ernst & Young LLP

June 1, 2000
New York, New York

HPD Holdings Corp.

Consolidated Balance Sheets
($ In thousands, except share and per share amounts)

	March 30, 2001	March 31, 2000
Assets
Current assets
Cash and cash equivalents	$33	$1,350
Accounts receivable, net of allowance for doubtful accounts of $321 at March 30, 2001 and $287 at March 31, 2000	4,932	4,817
Inventories	6,680	8,027
Prepaid expenses and other current assets	758	1,241

Total current assets	12,403	15,435
Property, plant and equipment, net	9,217	10,886
Deferred financing, net	2,506	1,267
Goodwill, net	24,328	27,618

Total assets	$48,454	$55,206

Liabilities and Shareholders' Deficit
Current liabilities
Accounts payable	$4,850	$4,192
Accrued expenses	6,571	4,468
Current portion of capital lease obligations	57	53
Current portion of long-term debt	2,140	2,550

Total current liabilities	13,618	11,263
Capital lease obligations, less current portion	101	154
Long-term debt, less current portion	32,435	41,075

Total liabilities	46,154	52,492

Redeemable preferred stock, $.01 par value, 2000 shares authorized, 377.95 shares and 328.75 shares issued and outstanding March 30, 2001 and March 31, 2000, respectively	3,430	2,888

Commitments and contingencies (Note 14)
Shareholders' deficit
Common stock, $.01 par value, 100,000 shares authorized, 1,000 issued and outstanding at March 30, 2001 and March 31, 2000	—	—
Additional paid-in capital	11,190	9,535
Accumulated deficit	(12,184)	(9,489)

	(994)	46
Deferred compensation under stock award plan	(136)	(220)

Total shareholders' deficit	(1,130)	(174)

Total liabilities and shareholders' deficit	$48,454	$55,206

See accompanying notes to consolidated financial statements.

HPD Holdings Corp.

Consolidated Statements of Operations
($ in thousands)

	Year Ended March 30, 2001	Year Ended March 31, 2000	Period from April 17, 1998 (Inception) to April 2, 1999
Net sales	$70,502	$57,188	$51,157
Other operating revenues	—	—	1,225

Total revenue	70,502	57,188	52,382
Cost of Sales	33,310	31,200	24,399

Gross profit	37,192	25,988	27,983
Selling, general and administrative	31,101	27,522	20,896
Amortization	515	719	711
Depreciation	1,992	1,921	1,740
Noncash compensation expense	84	10	155

	33,692	30,172	23,502

Income (loss) from operations	3,500	(4,184)	4,481
Interest expense, net	5,651	4,604	4,293

(Loss) income before income taxes	(2,151)	(8,788)	188
Provision (benefit) for income taxes	2	(92)	93

Net (loss) income	$(2,153)	$(8,696)	$95

See accompanying notes to consolidated financial statements.

HPD Holdings Corp.

Consolidated Statements of Shareholders' Deficit
Periods Ended April 2, 1999, March 31, 2000 and March 30, 2001
($ In thousands, except share amounts)

	Capital Stock
			Additional Paid-In Capital	Accumulated Deficit	Deferred Stock Compensation
	Shares	Par Value				Total
Issuance of 750 shares of common stock	750	$—	$7,500	$—	$—	$7,500
Issuance of 115 shares of common stock to senior subordinated debt holders	115	—	1,150	—	—	1,150
Issuance of 85 shares of common stock to trust for employees	85	—	595	—	(595)	—
Issuance of 50 shares of common stock to holders of preferred stock	50	—	500	—	—	500
Net income	—	—	—	95	—	95
Preferred dividends	—	—	—	(359)	—	(359)
Amortization of discount on preferred stock	—	—	—	(50)	—	(50)
Amortization of stock compensation	—	—	—	—	155	155

Balance at April 2, 1999	1,000	—	9,745	(314)	(440)	8,991
Net loss	—	—	—	(8,696)	—	(8,696)
Preferred dividends	—	—	—	(429)	—	(429)
Amortization of discount on preferred stock	—	—	—	(50)	—	(50)
Forfeiture of 30 common shares held in trust for employees	—	—	(210)	—	140	(70)
Amortization of stock compensation	—	—	—	—	80	80

Balance at March 31, 2000	1,000	—	9,535	(9,489)	(220)	(174)
Net loss	—	—	—	(2,153)	—	(2,153)
Issuance of warrants	—	—	1,655	—	—	1,655
Preferred dividends	—	—	—	(492)	—	(492)
Amortization of discount on preferred stock	—	—	—	(50)	—	(50)
Amortization of stock compensation	—	—	—	—	84	84

Balance at March 31, 2001	1,000	$—	$11,190	$(12,184)	$(136)	$(1,130)

See accompanying notes to consolidated financial statements.

HPD Holdings Corp.

Consolidated Statements of Cash Flows
($ In thousands)

	March 30, 2001	March 31, 2000	April 2, 1999
Operation activities
Net (loss) income	$(2,153)	$(8,696)	$95
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Bad debt expense	34	448	658
Depreciation	1,992	1,921	1,740
Amortization of goodwill	515	719	711
Noncash compensation expense	84	10	155
Noncash interest expense	160	716	315
Noncash service charge	—	—	300
Amortization of deferred financing costs	473	220	220
Deferred income taxes	—	(93)	93
Changes in operating assets and liabilities
Accounts receivable	(149)	1,157	(7,080)
Inventories	1,347	1,210	(2,620)
Prepaid expenses and other current assets	483	48	(964)
Accounts payable	658	294	3,898
Accrued interest	732	23	232
Other accrued expenses	1,371	641	2,457

Net cash provided by (used in) operating activities	5,547	(1,382)	210

Investing activities
Net cash paid for acquired business	—	—	(45,944)
Purchase of property, plant and equipment	(323)	(602)	(762)

Net cash used in investing activities	(323)	(602)	(46,706)

Financing activities
Proceeds from Senior Term Loans	—	—	24,000
Proceeds from issuance of Senior Subordinated Debt	—	—	12,000
Deferred financing	(57)	(245)	—
Proceeds from issuance of Convertible Subordinated Debentures	3,025	1,975	—
Net (payments) borrowings under revolving credit agreement	(2,750)	2,800	2,250
Proceeds from issuance of capital stock	—	—	10,000
Payments of Term A and Term B loans	(5,150)	(1,240)	(1,640)
Payments of capital lease obligations	(49)	(49)	(21)
Payments of subordinated promissory note	(1,560)	—	—

Net cash (used in) provided by financing activities	(6,541)	3,241	46,589

(Decrease) increase in cash and cash equivalents	(1,317)	1,257	93
Cash and cash equivalents at beginning of year	1,350	93	—

Cash and cash equivalents at end of year	$33	$1,350	$93

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$3,923	$3,574	$3,528

Income taxes	$—	$—	$—

Non-cash financing activity
Capital lease obligations incurred	$—	$—	$276

See accompanying notes to consolidated financial statements.

HPD Holdings Corp.

Notes to Consolidated Financial Statements

1. Organization and Significant Accounting Policies

Description of Business

    HPD Holdings Corp. ("Holdings") was incorporated under the laws of the State of Delaware on March 6, 1998, as a holding company for HPD Laboratories, Inc. ("HPD Labs"), a wholly-owned operating subsidiary incorporated on the same date. Holdings and HPD Labs are collectively referred to as the "Company." HPD Labs conducts business under the name Global Household Brands.

    On April 17, 1998, the Company acquired 2000 Flushes, Carpet Fresh, and X-14 (the "Brands") and certain related assets from the Block Drug Company ("Block") for $49.2 million (the "Acquisition") comprised of a cash payment of $45.9 million and the issuance of a Subordinated Promissory Note of $3.3 million. The cash portion of the purchase price was funded by $36 million in debt and $10 million in proceeds from the sale of preferred stock and common stock by Holdings. The Acquisition was accounted for using the purchase method of accounting for business combinations and resulted in goodwill of approximately $29 million. The Company had no substantive operations prior to April 17, 1998. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values.

    The Company, through HPD Labs, is a manufacturer of household products, which it sells primarily to grocers, mass merchandisers, retail pharmacies, military distributors and home improvement retailers throughout the United States. Export sales, principally to Canada, represent less than 10% of sales.

Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

    The Company's fiscal year consists of the 52 or 53 weeks ending on the Friday nearest March 31. Fiscal 2001 was comprised of the 52 week period ended March 30, 2001. Fiscal 2000 was comprised of the 52-week period ended March 31, 2000. Fiscal 1999 was comprised of the period from April 17, 1998 (inception) to April 2, 1999.

Cash and Cash Equivalents

    The Company's cash and cash equivalents are defined as cash and highly liquid investments with maturities of three months or less when purchased.

Inventories

    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

Property, Plant and Equipment

    Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, ranging from three to thirty years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lives of the leases. Equipment under capital leases is amortized on a straight-line basis over the term of the leases, generally five years. Costs of maintenance and repairs are charged to expense as incurred.

Long-Lived Assets

    The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). In accordance with SFAS 121, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

    There were no impairment losses recorded in the fiscal years ended 2001, 2000 and 1999.

Deferred Financing

    Debt financing costs of approximately $1.5 million were capitalized in connection with the financing obtained to acquire the Brands and related assets from Block. Deferred financing costs are being amortized over the life of the related debt. Additional expenditures of approximately $58,000 and $245,000 were capitalized in fiscal 2001 and fiscal 2000 in connection with amendments made to the Credit Agreement. Approximately $1.7 million was capitalized in April 2000, for the value ascribed to warrants issued in connection with the subordinated debt (see Note 6). Included in interest expense for the year ended March 30, 2001, is $193,000 in connection with these warrants. Accumulated amortization at March 30, 2001 and March 30, 2000 is $913,000 and $440,000, respectively.

Goodwill

    Goodwill is a result of the business acquisition on April 17, 1998. Goodwill is being amortized using the straight-line method over a forty-year period.

Income Taxes

    Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Revenue Recognition

    Revenue is recognized upon shipment of product to customers. Provisions are made for returns, cooperative advertising and other allowances at the time of sale.

Advertising

    With the exception of media production costs, advertising and marketing costs, including slotting, are expensed as incurred. During fiscal 2001, fiscal 2000, and fiscal 1999, the Company incurred advertising costs of approximately $23.5 million, $20.2 million, and $14.9 million, respectively. Production costs of media advertising are capitalized until the first airing. At March 30, 2001 and March 31, 2000, approximately $613,000 and $105,000, respectively, were included in prepaid expenses relating to such costs.

Research and Development

    Research and development costs are expensed as incurred. During fiscal 2001, fiscal 2000, and fiscal 1999, the Company incurred research and development costs of approximately $340,000, $273,000, and $100,000, respectively.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates related to the allowances for sales returns, discounts, coupon redemption, doubtful accounts receivable and inventory obsolescence.

Accounting for Stock-Based Compensation

    Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

New Accounting Pronouncements

    In May 2001, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." Issue 00-25 addresses whether consideration from a vendor to a reseller of the vendor's products is an adjustment of the selling prices of the vendor's products and, therefore, should be deducted from revenue when recognized in the vendor's income statement or a cost incurred by the vendor for assets or services received from the reseller and, therefore, should be included as a cost or an expense when recognized in the vendor's income statement. The Company is still evaluating the impact of the consensus and therefore cannot estimate the impact on its consolidated financial statements.

    In April 2001 the EITF reached a consensus on Issue No. 00-14, "Accounting for Sales Incentives." Issue No. 00-14 addresses the recognition, measurement, and income statement classification for sales incentives offered voluntarily by a vendor without charge to customers that can be used in, or that are exercisable by a customer as a result of, a single exchange transaction. This accounting pronouncement is consistent with the Company's current policies and therefore should not have a significant impact on the consolidated financial statements.

    In November 2000, the EITF reached a consensus on Issue No. 00-10, "Accounting Shipping and Handling Costs". Issue No. 00-10 addresses the income statement classification of amounts charged to customers for shipping and handling, as well as for costs incurred related to shipping and handling. The Company adopted this standard and the implementation has not had a significant impact on the consolidated financial statements.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The adoption of the principles of SAB 101 has not had a significant impact on the Company's consolidated financial statements.

2. Inventories

    Inventories consist of the following (in thousands):

	March 30, 2001	March 31, 2000
Raw materials and packaging supplies	$2,550	$2,509
Work in progress	143	137
Finished goods	4,290	5,797

	6,983	8,443
Reserve for obsolescence	(303)	(416)

	$6,680	$8,027

3. Prepaid Expenses and Other Current Assets

    Prepaid expenses and other current assets consist of the following (in thousands):

	March 30, 2001	March 31, 2000
Prepaid advertising	$613	$105
Other	145	287
Receivable from Block Drug Company	—	849

	$758	$1,241

4. Property, Plant and Equipment

    Property, plant and equipment consists of the following (in thousands):

	March 30, 2001	March 31, 2000
Land	$259	$259
Building and improvements	1,621	1,610
Machinery and equipment	12,507	12,200
Furniture and fixtures	140	140
Leasehold improvements	60	55
Equipment subject to capital leases	283	283

	14,870	14,547
Accumulated depreciation	(5,653)	(3,661)

	$9,217	$10,886

    Depreciation and amortization, including amortization of capital leases, amounted to approximately $1,992,000, $1,921,000 and $1,740,000 for the fiscal years ended 2001, 2000 and 1999, respectively. Accumulated amortization of property under capital lease amounted to approximately $234,000, $139,000 and $45,000 as of fiscal 2001, 2000 and 1999, respectively.

5. Accrued Expenses

    Accrued expenses consist of the following (in thousands):

	March 30, 2001	March 31, 2000
Accrued advertising	$1,584	$307
Accrued severance	1,012	—
Accrued interest	970	255
Accrued bonus	788	174
Accrued slotting	718	1,089
Accrued coupon redemption	263	489
Accrued freight	252	906
Accrued brokers commission	232	147
Other	752	1,101

	$6,571	$4,468

6. Debt

    Debt consists of the following (in thousands):

	March 30, 2001	March 31, 2000
Revolver	$2,300	$5,050
Term Loan A	4,719	7,966
Term Loan B	11,261	13,164
Senior Subordinated Note	12,000	12,000
Original Issue Discount on Senior Subordinated Note	(705)	(865)
Subordinated Promissory Note	—	4,335
Convertible Subordinated Debentures	5,000	1,975

	34,575	43,625
Current portion	2,140	2,550

	$32,435	$41,075

    On April 17, 1998, the Company entered into a Credit Agreement for $39,000,000 consisting of a Term A Loan Facility for $10,000,000, a Term B Loan Facility for $14,000,000, and a commitment for a Revolving Loan Facility for up to $15,000,000, including a sub-limit of up to $3,000,000 for letters of credit. Term Loan A and Term Loan B loans are payable in quarterly installments through March 2004 and March 2005, respectively. The Revolving Loan Facility terminates on the last business day of March 2004. The Revolving Loan Facility commitment was reduced in April 2000 to $10,000,000 in conjunction with the April 17, 2000 amendment discussed below.

    The Revolving Loan Facility includes a provision for the calculation of borrowings based on accounts receivable and inventory. Of the total Revolving Loan Facility, approximately $4,840,000 and $5,304,000 were available at March 30, 2001 and March 31, 2000, respectively, for future working capital needs.

    Borrowings under the Credit Agreement bear interest annually, at HPD Lab's option, at the rate based on either (i) a "Base Rate" (defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.5% or the Administrative Agent's prime lending rate) plus (a) in the case of Term Loan A or Revolving Loans, 1.25%; or (b) in the case of Term Loan B, 1.75%; or (ii) a Eurodollar Rate plus (x) in the case of Term Loan A or Revolving Loans, 2.75%; or (y) in the case of Term Loan B, 3.25%. In accordance with the Credit Agreement, the HPD Labs purchased interest rate caps of $12,000,000 of floating rate debt. These interest rate caps expired on July 1, 2000.

    At March 30, 2001, the interest rates on Term Loan A, Term Loan B and the Revolving Loan Facility were 9.75%, 10.25% and 9.75%, respectively. At March 31, 2000, the interest rates on the Term Loan A, Term Loan B, and the Revolving Loan Facility were 9%, 9.5%, and 10.25%, respectively. Borrowings under the Credit Agreement are secured by substantially all of the Company's assets.

    On April 17, 1998, the Company issued a Senior Subordinated Note for $12,000,000 under the terms of a Note Purchase Agreement. The Senior Subordinated Note bears interest at 12.5% per annum and is payable on December 31, 2005. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31.

    In connection with the sale of the Senior Subordinated Note, Holdings issued 115 shares of its common stock for $1. The fair market value of the common stock, based on sales of the common stock to unrelated third parties, was $10,000 per share. The difference between the purchase price and fair market value was accounted for as Original Issue Discount and is being amortized to interest expense over the life of the Senior Subordinated Note using the interest method.

    In conjunction with the Acquisition, the Company issued a Subordinated Promissory Note for $3,000,000 (the "Note"). The Note bears interest at 10% per annum and is payable semi-annually in arrears by delivery of a notice of increase in the principal amount of the Note. Following the Acquisition, Block provided transition services including accounting, sales, operations, and laboratory assistance for a monthly fee, which was added to the principal amount of the Note. The Company terminated the service agreement on October 16, 1998. The Company expensed $300,000 for the services provided by Block, which were included in cost of goods sold in fiscal 1999. This note has been paid in full as of March 30, 2001.

    On January 29, 1999 and April 17, 2000, the Credit Agreement was amended and certain financial covenants were modified. In conjunction with the January 1999 amendment, the Company prepaid a total of $1,000,000 of the outstanding balances of Term Loan A and Term Loan B. In conjunction with the amendment dated April 17, 2000, the Company received commitments of $5,000,000 from its shareholders to fund a subordinated debenture. Approximately $1,975,000 of such amount was received prior to March 31, 2000 from certain shareholders as convertible debentures, which were subsequently cancelled and reissued on April 25, 2000 as subordinated debentures. The remaining amount of approximately $3,025,000 was received on April 25, 2000.

    The amended Credit Agreement and the Note Purchase Agreement include various restrictive covenants, as defined per the respective agreements, which among other things, restrict capital expenditures and require the Company to maintain specific interest coverage ratios, financing debt to EBITDA ratios and minimum EBITDA. In addition, most of the Company's debt instruments contain cross default provisions.

    In connection with the amendments to the Credit Agreement obtained in April 2000, the lender waived all defaults arising from the failure to satisfy certain financial covenants at December 31, 1999 and March 31, 2000. Under the amended agreements, the Company is required to satisfy less restrictive financial covenants that the Company believes it will be able to satisfy for the remaining term of the Credit Agreement. However, there can be no assurance that the Company will be able to remain in compliance with the financial covenants or, in the event of noncompliance, be able to obtain appropriate amendments or waivers. The Company was in compliance with all financial covenants at March 30, 2001.

    In March 2000, the Company issued convertible subordinated debentures (the "Convertible Subordinated Debentures") to certain shareholders, which were convertible into shares of Holdings' common stock. In conjunction with the amendment to the Credit Agreement finalized on April 17, 2000, these debentures were replaced with subordinated debentures issued to certain of the shareholders along with warrants to purchase 3,000 shares of Holdings' common stock at an exercise price of $0.01 per share. The Company has valued these warrants at their estimated fair market value, which yielded an effective interest rate of 16% on the convertible subordinated debentures. Interest expense will be recorded under the interest method over the life of the debentures. The subordinated debentures bear interest at a face amount of 12% per annum. Interest is payable semi-annually by the issuance of additional debentures. The outstanding balance and interest are payable on February 1, 2006.

    The Company's scheduled principal payments on all debt are as follows:

2002	$2,140
2003	2,140
2004	7,941
2005	18,059
2006	5,000

$35,280

7. Related Party Transactions

    The Company and Morningside Capital Group LLC ("Morningside") entered into a management assistance agreement dated April 17, 1998 pursuant to which Morningside agreed to provide the services of Vincent A. Wasik, a director of the Company, for a fee of $450,000 per year. The Company paid Morningside fees under the management assistance agreement totaling approximately $417,000 and $430,000 in Fiscal 2000 and Fiscal 1999, respectively. These fees are included in selling, general and administrative expenses. The Company also paid Morningside approximately $1,125,000 for services rendered and expenses incurred in connection with the acquisition of the Brands and related assets from Block. As a result of the aforementioned amendment to the Credit Agreement finalized in April 2000, the Company ceased paying the management fee effective March 1, 2000.

    Bathgate, Wegener, and Wolf, P.A., a law firm in which Mr. Lawrence E. Bathgate II serves as President and Chief Executive Officer, was paid fees for services and reimbursement of out-of-pocket expenses rendered in connection with the Acquisition totalling approximately $137,000 and legal fees for fiscal 2001, fiscal 2000 and fiscal 1999 of approximately $81,000, $27,000 and $65,000, respectively. Mr. Bathgate is a partner in Morningside and a Director of the Company.

    First Dominion Capital, LLC ("First Dominion") received fees in connection with closing the financing for the Acquisition of $1,432,500. First Dominion is a shareholder of the Company. John L. Sabre, President and Senior Managing Director of First Dominion is a Director of the Company.

8. Stock Compensation

    Holdings has issued 85 shares of its Common Stock to a trust for the benefit of certain employees and officers in exchange for $1. The estimated value of these shares is being amortized over a three-year period and charged to operations as compensation expense. The three-year amortization period relates to the period of employment or service of the individual benefiting from the trust. In connection with the $5,000,000 of additional debt discussed in Note 6, 30 of the 85 shares were forfeited.

9. Redeemable Preferred Stock

    At March 30, 2001 and March 31, 2000, the Company had 377.95 shares and 328.75 shares, respectively, of preferred stock, $10,000 stated value, issued and outstanding. The stock is shown on the consolidated balance sheets at its redemption value of approximately $3,779,500 and $3,289,000 less the unamortized portion of the fair value of $500,000 for 50 shares of common stock issued to the purchasers of the preferred stock for $1. The difference between the purchase price of $1 and fair market value is being amortized to preferred dividends over the ten-year term of the mandatory redemption period for the preferred stock. The liquidation and redemption value of each preferred share is the stated value plus unpaid dividends to be made prior to any distribution to holders of common stock. Holders of preferred stock are not entitled to voting rights. The preferred stock is not convertible. Dividends on the preferred stock are cumulative and payable annually in arrears on March 31.

    The preferred stock pays dividends of 15% through the issuance of additional shares of preferred stock. During Fiscal 2001 and Fiscal 2000, 49.2 and 42.9 shares, respectively, were issued as dividends to the Preferred Stock shareholders. Upon the earlier of a public offering of the Company's common stock or April 1, 2008, the holders of preferred stock can cause the Company to redeem the preferred stock at the stated value plus accrued and unpaid dividends. After April 1, 2008, the Company has the option of redeeming the Preferred Stock in whole or part (in lots of 20 shares).

15

10. Employee Stock Option Plan

    On June 1, 2000, the shareholders approved the HPD Holdings Incentive Stock Option Plan (the "Plan") under which 441.10 shares of the Company's common stock were reserved for issuance to employees. Options granted under the Plan may be incentive stock options. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable. Options under the Plan vest 25% upon execution of the Incentive Stock Option agreement and 25% on each anniversary of the grant date. The exercise price of incentive stock options shall be no less than 100% of the fair market value per share of the Company's common stock on the grant date. An Employee shall not exercise any option hereunder if and to the extent that the employee would thereby be entitled to purchase shares in any one calendar year the value of which, determined at the time of such grant, would exceed $100,000. In addition, as of the date of the grant, the employee may not own stock in the Company or its subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless (i) the option price of the shares is at least 110% of the fair market value of such shares and (ii) the period during which the option may be exercised shall expire not later than five years from the date of the grant. Also, an employee may not dispose of any shares within two years of the date of the grant or within one year of the actual transfer of the applicable shares to the employee.

    In June 2000, the Company granted 441.10 shares under the Plan with a price of $547.49 per share. There were no shares exercised or cancelled during the year ended March 30, 2001. The remaining contractual life of the options at March 30, 2001 is 4.2 years.

    The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation in fiscal 2001. Had compensation cost been determined on the fair value at the grant date for the awards in 2001, using a term of 5 years and a risk free interest rate of 6.3%, consistent with the provisions of SFAS No. 123, adjustment to the Company's net loss would have been $30,000 less than reported. Because options vest over several years, the above pro forma results are not representative of the pro forma results for future years.

    As a result of the Company being acquired subsequent to year end, all options have been exercised.

11. Income Taxes

    The Company accounts for income taxes under the liability method, whereby deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for income tax purposes. The net deferred tax asset at March 30, 2001 and March 31, 2000 has been fully offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards and other deferred tax assets.

    As of March 30, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $16,100,000. The net operating loss carryforwards begin to expire in 2018.

    The provision for income taxes consists of the following (in thousands) at:

	Year Ended
	March 30, 2001	March 31, 2000	Period Ended April 2, 1999
Current
Federal	$—	$—	$—
State	2	1	—

Total current	2	1	—
Deferred
Federal	—	(72)	72
State	—	(21)	21

Total deferred	—	(93)	93

Total current and deferred	$2	$(92)	$93

    The difference between the provision for income taxes and taxes computed at the federal statutory rate is principally due to the inability of the Company to obtain a tax benefit from its operating losses.

    The components of the Company's deferred tax assets are as follows (in thousands):

	March 30, 2001	March 31, 2000
Bad debt and sales reserves	$308	$296
Obsolescence reserve	112	154
Intangibles	(1,308)	(890)
Section 263A Inventory	104	125
Fixed assets	(1,226)	(1,022)
Net operating loss	5,943	4,623
Other	74	70

Total	4,007	3,356
Valuation allowance	(4,007)	(3,356)

Net deferred tax assets	$—	$—

12. Pension

    The Company maintains a defined contribution plan for the benefit of its employees. The Plan permits employees to contribute a specified percentage of their salary under Section 401(k) of the Internal Revenue Code. During fiscal 2001, fiscal 2000 and fiscal 1999, the Company made contributions to the Plan of approximately $165,000, $182,000 and $142,000, respectively.

13. Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company utilizes the services of two banks, which at times, the Company's cash balances exceed the current insured amount under the Federal Deposit Insurance Corporation. With respect to accounts receivable, the Company grants credit to customers on an uncollateralized basis after an evaluation of customer creditworthiness. The customers of the Company are not concentrated in any specific geographic region or industry. During fiscal 2001, fiscal 2000, and fiscal 1999, one customer accounted for approximately 27%, 30%, and 15%, respectively, of the Company's accounts receivable and 17%, 17%, and 22% of the Company's sales in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

14. Leases

    At March 30, 2001, the minimum lease payments under capital and noncancelable operating leases were as follows (in thousands):

	Capital Lease	Operating Leases
Fiscal year ending
2002	$68	$233
2003	68	—
2004	39	—

Total minimum lease payments	175	$233

Less amounts representing interest	17

Present value of net minimum capital lease payment ($57 classified as current portion)	$158

    Rent expense was approximately $262,000, $254,000 and $135,000 for fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

15. Subsequent Events

    On April 27, 2001, WD-40 Company acquired all of the outstanding stock of the Company. Cash consideration of $67 million as well as approximately 276,000 shares in WD-40 Company was received by the stockholders of the Company in exchange for the sale.

WD-40 Company
Introduction to Pro Forma Financial Statements

    The following unaudited pro forma combined financial statements give effect to the acquisition by WD-40 Company (the "Company") of the entire capital stock of HPD Holdings Corp., a Delaware corporation, and its wholly owned subsidiary, HPD Laboratories, Inc., a Delaware corporation in a transaction accounted for as a purchase. The unaudited pro forma combined statements of income for the year ended August 31, 2000 and the nine months ended May 31, 2001, are based upon the individual statements of income of WD-40 Company for the year ended August 31, 2000 and the nine months ended May 31, 2001, as appearing in the Company's Form 10-K filed for the year ended August 31, 2000 and the Company's Form 10-Q filed for the nine months ended May 31, 2001, respectively, combined with the individual statements of operations of HPD Holdings Corp., prepared from its accounting records for the comparable periods then ended. The unaudited pro forma combined statement of income for the year ended August 31, 2000 and the nine month period ended May 31, 2001 combine the results of operations of WD-40 Company and HPD Holdings Corp. (acquired by WD-40 Company on April 27, 2001) as if the acquisition had occurred on September 1, 1999. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of WD-40 Company as appearing in the Company's Form 10-K filed for the year ended August 31, 2000 and the Company's Form 10-Q filed for the nine months ended May 31, 2001.

WD-40 Company Pro Forma Combined Statement of Income (Unaudited)

	For the Year Ended August 31, 2000
	WD-40 Company	HPD Holdings Corp.	Pro Forma Adjustments		Combined
Net sales	$152,698,000	$65,123,000			$217,821,000
Cost of product sold	69,414,000	35,103,000			104,517,000

Gross profit	83,284,000	30,020,000			113,304,000
Operating expenses:
Selling, general & administrative	34,067,000	9,724,000			43,791,000
Advertising & sales promotion	15,204,000	25,447,000			40,651,000
Amortization	2,390,000	684,000	$3,928,000	(a)	7,002,000

Income from operations	31,623,000	(5,835,000)			21,860,000
Other income (expense)
Interest income (expense), net	(662,000)	(4,671,000)	(549,000)	(b)	(5,882,000)
Other income (expense), net	167,000				167,000

Income (loss) before income taxes	31,128,000	(10,506,000)			16,939,600
Provision (benefit) for income taxes	10,570,000	2,000	(4,824,000)	(c)	5,748,000

Net Income	$20,558,000	$(10,508,000)			$11,191,600

Basic earnings per share	$1.33	N/A			$0.68

Diluted earnings per share	$1.33	N/A			$0.68

Basic common equivalent shares	15,477,250	N/A	276,488		15,753,738

Diluted common equivalent shares	15,479,437	N/A	276,488		15,755,925

(a)
Recognition of additional amortization related to the acquired intangible assets using a 15 year life. The net purchase price of $65,975,000 was allocated to intangibles and net liabilities in the amount of $67,686,000 and $1,711,000, respectively. The amount allocated to net liabilities approximated market value at the time of acquisition.

(b)
Recognition of additional interest expense, net related to the funds utilized to finance the acquisition. These funds include $80,000,000 of debt financing. The debt consists primarily two term loans and a revolving loan as follows: Term A -$30,000,000 at a rate that is either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points) maturing April 2006; Term B-$15,000,000 at the bank's Eurodollar rate plus 3% (300 basis points) maturing April 2006; and a Revolving Loan for $35,000,000, with an additional $5,000,000 available, at either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points) maturing April 2006.

(c)
Recognition of the federal and state income taxes at an effective rate of 34%.

WD-40 Company Pro Forma Combined Statement of Income (Unaudited)

	For the Nine Months Ended May 31, 2001
	WD-40 Company	HPD Holdings Corp. *	Pro Forma Adjustments		Combined
Net sales	$113,085,000	$45,194,000			$158,279,000
Cost of product sold	50,467,000	20,389,000			70,856,000

Gross profit	62,618,000	24,805,000			87,423,000
Operating expenses:
Selling, general & administrative	25,911,000	6,896,000			32,807,000
Advertising & sales promotion	15,533,000	14,809,000			30,342,000
Amortization	2,336,000	307,000	$2,768,000	(a)	5,411,000

Income from operations	18,838,000	2,793,000			18,863,000
Other income (expense)
Interest Income (expense) net	(1,197,000)	(4,137,000)	657,000	(b)	(4,677,000)
Other Income (expense) net	(213,000)	—			(213,000)

Income (loss) before income taxes	17,428,000	(1,344,000)			13,973,000
Provision (benefit) for income taxes	5,924,000		(1,175,000)	(c)	4,749,000

Net Income	$11,504,000	$(1,344,000)			$9,224,000

Basic earnings per share	$0.74	N/A			$0.59

Diluted earnings per share	$0.74	N/A			$0.59

Basic common equivalent shares	15,464,661	N/A	276,488		15,741,149

Diluted common equivalent shares	15,466,686	N/A	276,488		15,743,174

*
HPD Holdings Corp. income for the 8 months ended April 30, 2001. May 2001 earnings are included in the WD-40 Company earnings for the 9 months ended May 31, 2001.

(a)
Recognition of additional amortization related to the acquired intangible assets using a 15 year life. The net purchase price of $65,975,000 was allocated to intangibles and net liabilities in the amount of $67,686,000 and $1,711,000, respectively. The amount allocated to net liabilities approximated market value at the time of acquisition.

(b)
Recognition of additional interest expense, net related to the funds utilized to finance the acquisition. These funds include $80,000,000 of debt financing. The debt consists primarily two term loans and a revolving loan as follows: Term A -$30,000,000 at a rate that is either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points) maturing April 2006; Term B-$15,000,000 at the bank's Eurodollar rate plus 3% (300 basis points) maturing April 2006; and a Revolving Loan for $35,000,000, with an additional $5,000,000 available, at either (a) the prime rate plus a maximum .75% (75 basis points) or (b) the bank's Eurodollar rate plus a maximum 2.25% (225 basis points) maturing April 2006.

(c)
Recognition of the federal and state income taxes at an effective rate of 34%.

QuickLinks

AMENDMENT TO CURRENT REPORT
SIGNATURES
Report of Independent Accountants
Report of Independent Auditors
HPD Holdings Corp. Consolidated Balance Sheets
HPD Holdings Corp. Consolidated Statements of Operations
HPD Holdings Corp. Consolidated Statements of Shareholders' Deficit
HPD Holdings Corp. Consolidated Statements of Cash Flows
HPD Holdings Corp. Notes to Consolidated Financial Statements
WD-40 Company Introduction to Pro Forma Financial Statements
WD-40 Company Pro Forma Combined Statement of Income (Unaudited)
WD–40 Company Pro Forma Combined Statement of Income